UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2010
PDG Environmental, Inc.
(Exact name of registrant as specified in this charter)

Delaware 0-13667 (State or other jurisdiction of incorporation)	22-2677298 (Commission File Number)	(IRS Employer Identification No.)

1386 Beulah Road, Building 801, Pittsburgh, PA (Address of Principal Executive Offices)	15235 (Zip Code)
Registrant’s Telephone Number, including area code: (412) 243-3200
Not Applicable
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.
On February 23, 2010, The Huntington National Bank’s (the “Lender’) filed an emergency motion for the appointment of a receiver (the “Request for Receivership”) of PDG Environmental, Inc. (the “Company”) and each of its subsidiaries (collectively, the “Borrowers”) in the United States District Court for the Western District of Pennsylvania requesting that The Compass Advisory Partners, LLC (the “Receiver”) become the receiver of all of the assets for the Company and its subsidiaries. The court granted Lender’s request for appointment of a Receiver for Borrowers, with such appointment effective at 12:00 a.m. on February 24, 2010.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Borrowers and Lender are party to a certain Amended and Restated Credit Agreement dated as of June 9, 2006 (as amended and modified, the “Credit Agreement”). On February 22, 2010, Lender sent Borrowers a letter advising Borrowers that as a result of these events of default, Lender was under no obligation to make further advances of loans, any further advances of loans would be at Lender’s sole and absolute discretion, and that under no circumstances would advances of loans be made after March 1, 2010 or in excess of $7,200,000.00. Lender reserved all rights and remedies available to it under the Credit Agreement and related documents and under applicable law. Pursuant to the terms of the Request for Receivership, interest will be at a rate of ten percent (10%) per annum, to be repaid in accordance with the terms of the Credit Agreement.
The Company is also party to a subordinated secured promissory note dated May 14, 2009 in the principal amount of $4,993,226, plus interest, which is issued in favor of Radcliffe SPC, Ltd. (“Radcliffe”) (“Subordinated Note”). The Subordinated Note is subordinate to Lender, pursuant to the terms of a subordinated and intercreditor agreement dated as of May 14, 2009 (the “Subordinated and Intercreditor Agreement”). The appointment of the Receiver constitutes an event of default of the Subordinated Note, and subject to the terms and conditions of the Subordinated Note and the Subordinated and Intercreditor Agreement, Radcliffe is entitled to certain remedies, including acceleration of the obligations thereunder.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective on the days indicated below, the following board members and executive officers have tendered their resignations from the Company and each of its subsidiaries:

Name	Title	Date of Resignation

James D. Chiafullo	Member, Board of Directors Member, Compensation Committee Secretary	February 22, 2010

John C. Regan	Chairman of the Board of Directors President and Chief Executive Officer	February 23, 2010

John Kelly	Chief Financial Officer	February 23, 2010

Richard A. Bendis	Member, Board of Directors Member, Audit Committee Member, Nominating Committee	February 22, 2010

Edgar Berkey	Member, Board of Directors Member, Audit Committee Member, Compensation Committee Chairman, Nominating Committee	February 22, 2010

Edwin J. Kilpela	Member, Board of Director Member, Audit Committee Member, Nominating Committee Chairman, Compensation Committee	February 22, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Compass Advisory Partners, LLC, as receiver for PDG Environmental, Inc.
	By:	/s/ Jack Teitz
		Name:	Jack Teitz
Date: February 26, 2010		Title:	Receiver

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